                                                                Exhibit 23



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-89080) of Structured Products Corp. (the "Registrant"), and in the Preliminary Prospectus Supplement of the Registrant (the "Preliminary Prospectus Supplement"), via the Form 8-K of the Registrant dated June 12, 2003 of our report dated January 21, 2003 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 28, 2003 and to the reference to our firm under the heading "Experts" in the Preliminary Prospectus Supplement.



/s/ KPMG LLP
New York, New York
June 12, 2003